As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-138006
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
TO REGISTRATION STATEMENT ON FORM S-4
UNDER
THE SECURITIES ACT OF 1933

HEALTH CARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of other jurisdiction of incorporation or organization)	6798 (Primarily Standard Industrial Classification Code Number)	34-1096634 (I.R.S. Employer Identification No.)
One SeaGate, Suite 1500
Toledo, Ohio 43604
Telephone: (419) 247-2800
(Address and telephone number of principal executive offices)
Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated
(Full Title of Plan)
George L. Chapman
Chairman of the Board and
Chief Executive Officer
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
(419) 247-2800
(Name, Address and Telephone Number
of Agent for Service)
Copy to:
Mary Ellen Pisanelli, Esq.
Shumaker, Loop & Kendrick, LLP
North Courthouse Square
1000 Jackson Street
Toledo, Ohio 43604
(419) 241-9000
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum
Securities to be	Amount to be	Offering	Proposed Maximum	Amount of
Registered	Registered	Price Per Share	Offering Price	Registration Fee
Common Stock, $1.00 par value per share (1)	306,957	(2)	(2)	(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes such additional number of shares as may be issued pursuant to the anti-dilution provisions of the Plan.

(2)	This Post-Effective Amendment No. 1 on Form S-8 covers securities that were originally registered on the Registrant’s registration statement on Form S-4 (File No. 333-138006), as amended by Amendment No. 1 to the Form S-4 registration statement. These shares are equivalent to the 680,766 Windrose common shares issuable upon exercise of outstanding options under the Plan, as adjusted for the exchange ratio of 0.4509. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

INTRODUCTORY STATEMENT
     This Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 registration statement (this “Registration Statement”) is filed by Health Care REIT, Inc. (“Health Care REIT”) and relates to an aggregate of 306,957 shares of common stock, $1.00 par value per share, of Health Care REIT, which were registered by Health Care REIT on the Form S-4 registration statement filed on October 13, 2006, as amended by Amendment No. 1 to the Form S-4 registration statement filed by Health Care REIT on November 6, 2006, and which became effective on November 8, 2006.
     In connection with the merger between a wholly-owned subsidiary of Health Care REIT and Windrose Medical Properties Trust, a Maryland real estate investment trust (“Windrose”) pursuant to an Agreement and Plan of Merger, dated September 12, 2006, between Health Care REIT, Heat Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Health Care REIT (“Heat Merger Sub”), Heat OP Merger Sub, L.P., a Virginia limited partnership and wholly-owned subsidiary of Health Care REIT (“Heat OP Merger Sub”), Windrose and Windrose Medical Properties, L.P., a Virginia limited partnership and Windrose’s operating partnership (“Windrose OP”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated October 12, 2006, between Health Care REIT, Heat Merger Sub, Heat OP Merger Sub, Windrose and Windrose OP (as amended, the “Merger Agreement”), the 680,766 common shares of beneficial interest, $.01 par value per share, of Windrose issuable upon the exercise of outstanding options granted under the Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated, were converted into options to purchase an aggregate of 306,957 shares of common stock of Health Care REIT.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Health Care REIT with the Securities and Exchange Commission (the “Commission”) pursuant to requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
1. Annual Report on Form 10-K for the year ended December 31, 2005.
2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.
3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.
 4. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.
5. Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2006.
6. Current Reports on Form 8-K filed on January 27, 2006, February 21, 2006, March 23, 2006, April 7, 2006, May 10, 2006, June 5, 2006, September 13, 2006, September 15, 2006, September 26, 2006, October 6, 2006, October 13, 2006, October 20, 2006, November 14, 2006, November 20, 2006, December 12, 2006 and December 20, 2006 (except that, with respect to the Current Report on Form 8-K filed on April 7, 2006, the information furnished pursuant to Item 7.01 of Form 8-K and the exhibit relating to such information are not incorporated herein by reference).
7. The description of Health Care REIT’s common stock as set forth in the registration statement filed under the Exchange Act on Form 8-A on June 17, 1985, including any amendment or report for the purpose of updating such description.
     All documents filed by Health Care REIT with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of each such document.
     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Directors and Officers.
     Section 7 of Health Care REIT’s Second Restated Certificate of Incorporation, as amended, provides that Health Care REIT’s directors will not be personally liable to Health Care REIT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Health Care REIT or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of Health Care REIT’s directors will be eliminated or limited to the extent permitted by the DGCL, as so amended. The Second Restated Certificate of Incorporation also states that any repeal or modification of the foregoing paragraph by Health Care REIT’s stockholders will not adversely affect any right or protection of Health Care REIT’s directors existing at the time of such repeal or modification.
     Health Care REIT’s Amended and Restated By-Laws provide that Health Care REIT will indemnify, to the extent permitted by the DGCL, any current or past director or officer of Health Care REIT who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Health Care REIT, or is or was serving at Health Care REIT’s request as a director, officer, employee, trustee, partner, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such threatened, pending or completed action, suit or proceeding. Health Care REIT’s Amended and Restated By-Laws further obligate us to pay all expenses incurred by a current or past director or officer in defending or investigating a threatened or pending action, suit or proceeding of the nature referenced above in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as provided above. Under these provisions, however, Health Care REIT is not obligated to indemnify any person in connection with a proceeding initiated by such person unless such proceeding is in connection with a claim by such person to enforce rights as stated above or was authorized or consented to by Health Care REIT’s Board of Directors.
     Health Care REIT has entered into indemnification agreements with its directors, executive officers and officers to assure them that they will be indemnified to the extent permitted by the Second Restated Certificate of Incorporation, Amended and Restated By-Laws and Delaware law. The indemnification agreements cover, subject to certain exceptions and limitations, any and all expenses, judgments, fines, penalties, and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, and obligate the director, executive officer or officer to reimburse us for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director, executive officer or officer is not entitled to indemnification.
     Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement. In the case of a claim by, or in the right of, the corporation (including stockholder derivative suits), indemnification under the DGCL is limited to expenses (including attorneys’ fees) and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.
     Health Care REIT maintains indemnification insurance that provides for reimbursement of indemnification payments properly and lawfully made to its directors and officers and coverage, subject to certain exceptions and limitations, for directors and officers in situations where Health Care REIT cannot or does not indemnify them.
Item 8. Exhibits.

4.1	Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

4.2	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

4.3	Certificate of Designations, Preferences and Rights of Series C Cumulative Convertible Preferred Stock of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

4.4	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 10-K filed March 20, 2000, and incorporated herein by reference thereto).

4.5	Certificate of Amendment of Second Restated Certificate of Incorporation of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed June 13, 2003, and incorporated herein by reference thereto).

4.6	Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock of Health Care REIT (filed with the Commission as Exhibit 2.5 to Health Care REIT’s Form 8-A/A filed July 8, 2003, and incorporated herein by reference thereto).

4.7	Certificate of Designation of 6% Series E Cumulative Convertible and Redeemable Preferred Stock of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed October 1, 2003, and incorporated herein by reference thereto).

4.8	Certificate of Designation of 7 5/8% Series F Cumulative Redeemable Preferred Stock of Health Care REIT (filed with the Commission as Exhibit 2.5 to Health Care REIT’s Form 8-A filed September 10, 2004, and incorporated herein by reference thereto).

4.9	Certificate of Designation of 7.5% Series G Cumulative Convertible Preferred Stock of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed December 20, 2006, and incorporated herein by reference thereto).

4.10	Amended and Restated By-Laws of Health Care REIT (filed with the Commission as Exhibit 3.1 to Health Care REIT’s Form 8-K filed September 8, 2004, and incorporated herein by reference thereto).

4.11	Indenture dated as of April 17, 1997 between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.12	First Supplemental Indenture, dated as of April 17, 1997, to Indenture dated as of April 17, 1997,

between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed April 21, 1997, and incorporated herein by reference thereto).

4.13	Second Supplemental Indenture, dated as of March 13, 1998, to Indenture dated as of April 17, 1997, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed March 11, 1998, and incorporated herein by reference thereto).

4.14	Third Supplemental Indenture, dated as of March 18, 1999, to Indenture dated as of April 17, 1997, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed March 17, 1999, and incorporated herein by reference thereto).

4.15	Fourth Supplemental Indenture, dated as of August 10, 2001, to Indenture dated as of April 17, 1997, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed August 9, 2001, and incorporated herein by reference thereto).

4.16	Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.17	Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 5, dated September 10, 2003, to Indenture dated as of April 17, 1997, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.3 to Health Care REIT’s Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.18	Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.19	Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed September 9, 2002, and incorporated herein by reference thereto).

4.20	Amendment No. 1, dated March 12, 2003, to Supplemental Indenture No. 1, dated as of September 6, 2002, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed March 14, 2003, and incorporated herein by reference thereto).

4.21	Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.2 to Health Care REIT’s Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.22	Amendment No. 1, dated September 16, 2003, to Supplemental Indenture No. 2, dated as of September 10, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.4 to Health Care REIT’s Form 8-K filed September 24, 2003, and incorporated herein by reference thereto).

4.23	Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and Fifth Third Bank (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed October 30, 2003, and incorporated herein by reference thereto).

4.24	Amendment No. 1, dated September 13, 2004, to Supplemental Indenture No. 3, dated as of October 29, 2003, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and The Bank of New York Trust Company, N.A., as successor to Fifth Third Bank (filed with the

Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed September 13, 2004, and incorporated herein by reference thereto).

4.25	Supplemental Indenture No. 4, dated as of April 27, 2005, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to Health Care REIT’s Form 8-K filed April 28, 2005, and incorporated herein by reference thereto).

4.26	Supplemental Indenture No. 5, dated as of November 30, 2005, to Indenture for Senior Debt Securities, dated as of September 6, 2002, between Health Care REIT and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed November 30, 2005, and incorporated herein by reference thereto).

4.27	Indenture, dated as of November 20, 2006, between Health Care REIT and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K filed November 20, 2006, and incorporated herein by reference thereto).

4.28	Supplemental Indenture No. 1, dated as of November 20, 2006, between Health Care REIT and The Bank of New York Trust Company, N.A. (filed with the Commission as Exhibit 4.2 to the Company’s Form 8-K filed November 20, 2006, and incorporated herein by reference thereto).

4.29	Form of Indenture for Senior Subordinated Debt Securities (filed with the Commission as Exhibit 4.9 to Health Care REIT’s Form S-3 (File No. 333-73936) filed November 21, 2001, and incorporated herein by reference thereto).

4.30	Form of Indenture for Junior Subordinated Debt Securities (filed with the Commission as Exhibit 4.10 to Health Care REIT’s Form S-3 (File No. 333-73936) filed November 21, 2001, and incorporated herein by reference thereto).

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Health Care REIT.

23.2	Consent of KPMG LLP, independent registered public accounting firm, with respect to Windrose.

23.3	The consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed as Exhibit 5.1.

24	Powers of Attorney.*

*	Previously filed as an exhibit to this Registration Statement on November 6, 2006.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Health Care REIT certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 21st day of December, 2006.

HEALTH CARE REIT, INC.
By:	/s/ George L. Chapman
George L. Chapman
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (or by their designated attorney-in-fact) in the capacities indicated on the 21st day of December, 2006.

	Signature	Title

	/s/ William C. Ballard, Jr.* William C. Ballard, Jr.	Director
	/s/ Pier C. Borra* Pier C. Borra	Director
	/s/ Thomas J. DeRosa* Thomas J. DeRosa	Director
	/s/ Jeffrey H. Donahue* Jeffrey H. Donahue	Director
	/s/ Peter J. Grua* Peter J. Grua	Director
	/s/ Sharon M. Oster* Sharon M. Oster	Director
	/s/ R. Scott Trumbull* R. Scott Trumbull	Director
	/s/ George L. Chapman George L. Chapman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
	/s/ Scott A. Estes* Scott A. Estes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
	/s/ Paul D. Nungester, Jr.* Paul D. Nungester, Jr.	Vice President and Controller (Principal Accounting Officer)
*	/s/ George L. Chapman George L. Chapman Attorney-in-Fact